Incorporation by Reference Tax Free Income Trust Period ending 1/31/17

1. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 41 to the Registrants Registration Statement filed on November 25, 2016.